Sun Life Assurance Company of Canada (U.S) [PRODUCT NAME]

Annuities Division 1-800-752-7216 APPLICATION

P.O. Box 9133

Wellesley Hills, MA 02481

A. OWNER

Name*

Date of Birth Social Security Number Gender o M o F

Address

City State Zip

CO-OWNER (Optional)

Name Date of Birth

*If there is a non-natural Owner other than a trust, a Non-Natural Owner Acknowledgement Form must accompany this Application.

B. ANNUITANT

Name*

Date of Birth Social Security Number Gender o M o F

CO-ANNUITANT (Optional)

Name

Date of Birth Social Security Number Gender o M o F

* If left blank, Annuitant will be the same as the owner.

C. PLAN SELECTION

o Non-Qualified

o IRA o IRA Transfer o IRA Rollover o Roth IRA

o Qualified Plan - Type Trustee

o Other

If you have selected IRA Transfer, the completed transfer paperwork must accompany the application.

D. BENEFICIARY INFORMATION

Name Social Security Number Date of Birth Relationship to Owner

n Primary

o Primary o Contingent

o Primary o Contingent

o Please check here if you are attaching additional Beneficiary information

Please consult with your qualified plan administrator for beneficiary designation requirements. If your contract is Non-Qualified, your spouse as sole beneficiary may continue the contract at your death. Otherwise, and unless you have specified to the contrary, the death benefit will be divided equally among all surviving primary beneficiaries. If there is no surviving primary beneficiary, the death benefit will be divided equally among any surviving contingent beneficiaries. Any surviving co-owners will be considered primary beneficiaries, and any beneficiaries listed above will be contingent beneficiaries.

E. Optional BEnefits

Optional benefits can only be chosen at time of application, are available at an additional cost and may be subject to state and age availability.
Death Benefits	Earnings Enhancement	Combination Protection:	Stepped-Up Death Benefits:
(Select only one.)	BenefitsSM (EEB):	o EEB Premier with MAV	o Maximum Anniversary
	o EEB Premier	o EEB Premier with 5%	Account Value Benefit (MAV)
	o EEB Premier Plus	Benefit (5%)	o 5% Premium Roll-Up

If an option is not elected, the Basic Death Benefit will be paid to the beneficiary.

Living Benefit Rider o Secured ReturnsSM 2 Benefit

The Secured ReturnsSM 2 Benefit is not available with EEB Premier Plus. Select how you would like your Purchase Payment allocated under Section H.

Annuitization Bonus Rider o Lifetime Income Bonus Benefit

F. SPECIAL INSTRUCTIONS

(Transfer Company Information; Additional Beneficiaries; Annuity Commencement Date; Annuity Option election etc.)

G. REPLACEMENT

Will this Contract replace or change any existing life insurance or annuity in this or any other company? o Yes o No

If yes, please explain in Section F, Special Instructions and request replacement information from your Registered Representative.

H. PURCHASE PAYMENT ALLOCATION

Your allocations should total 100%.

Please indicate how you would like your Purchase Payment allocated and use whole percentages.

This allocation will be used for future investments, unless otherwise specified.

Initial Purchase Payment $ Minimum initial purchase payment $10,000.

Make check payable to Sun Life Assurance Company of Canada (U.S.). (Please estimate dollar amount for 1035 exchanges, transfers, rollovers, etc.)

VARIABLE SUB-ACCOUNTS FIXED ACCOUNTS

____% [ ] ____% [ ]

VARIABLE SUB-ACCOUNT AND ASSET ALLOCATION Apply 60-day rate hold:

PROGRAMS FOR SECURED RETURNS o Yes o No

Choose only one.

100% o Conservative Asset Allocation (A3) Estimated Dollar Amount

100% o Conservative Moderate Asset Allocation (A4) $ _____________________________

100% o Moderate Asset Allocation (A5) Note: A rate hold is irrevocable and is only available for 1035

100% o Moderate Aggressive Asset Allocation (A6) exchanges and direct trustee-to-trustee transfers.

100% o MFS/Sun Life Total Return S Class (MFJ 06)

I. ACCEPTANCE

I hereby represent that my answers to the questions on this Application are correct and true to the best of my knowledge and belief. All payments and values provided by the Contract when based on the investment experience of the variable account are variable and not guaranteed as to dollar amount. Payments and values based on the fixed account are subject to a market value adjustment formula, the operation of which may result in upward and downward adjustments in amounts payable. I have read the applicable fraud warning for my state listed below. I acknowledge receipt of current product and fund prospectuses.

Owner Signature Date Signed at City & State

Co-Owner Signature Date Signed at City & State

J. REGISTERED REPRESENTATIVE

Will this Contract replace or change any existing life insurance or annuity in this or any other company? o Yes o No

If Yes, please explain in Section G, Special Instructions and complete replacement forms where applicable.

Primary Agent SS# %______ Signature

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Broker/Dealer Branch Office Address

City State Zip Telephone

o Option A o Option B Broker/Dealer Account#

K. FRAUD WARNINGS

For applicants in: Arkansas, Kentucky, Maine, New Mexico, Ohio, Oklahoma, Pennsylvania, and Tennessee: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties. For applicants in New Jersey: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties. For applicants in the District of Columbia: "WARNING: It is a crime to provide false or misleading information to an insurer for purposes of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant."